Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of the 20th day of May, 2005, is by and between FUND IV AND FUND V ASSOCIATES, a Georgia joint venture (the “Landlord”) and ADP, INC., a Delaware corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated March 31, 2004 (the “Lease”) with respect to certain office space containing 31,931, rentable square feet located at 10407 Centurion Parkway North, Jacksonville, Florida and more particularly described in the Lease (the “Premises”), and the Commencement Date under the Lease occurred on July 1, 2004; and

WHEREAS, Tenant has exercised its Right to Expand to add an additional 16,023 rentable square feet to the Premises;

NOW THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby stipulate and agree as follows:

1. Expansion. Effective on the Expansion Space Effective Date (as defined below), approximately 16,023 rentable square feet on the 3rd floor of the Building, as shown on Exhibit “A-4” attached hereto and incorporated herein by this reference (the “Expansion Space”), shall be added to the Premises, so that the rentable area of the Premises shall increase from 31,931 square feet to 47,954 rentable square feet and the Premises shall thereafter be deemed to contain 47,954 rentable square feet for all purposes under the Lease.

2. Effective Date. This Amendment shall be effective on the date (the “Expansion Space Effective Date”) which is the earlier of (i) the date which is ten (10) days after Substantial Completion of the Work to be performed by Landlord in accordance with Exhibit “B-1”, (ii) the date on which Substantial Completion of the Work to be performed by Landlord in accordance with Exhibit “B-1” would have occurred if not for Tenant Delays (as defined in Article VII of Exhibit “B-1”), or (iii) the date upon which Tenant takes possession and occupies the Expansion Space. The taking of possession by Tenant of the Expansion Space shall be deemed conclusively to establish Tenant has accepted the Expansion Space as suitable for Tenant’s intended use and that Landlord’s construction obligations with respect to the Expansion Space have been completed in accordance with Exhibit “B-1” attached hereto, and that the Expansion Space, to the extent of Landlord’s construction obligations with respect thereto, are in good and satisfactory condition. The parties agree and acknowledge that the scheduled expiration date of the Lease with respect to the Expansion Space shall be the same as the scheduled expiration date of the Lease with respect to the balance of the Premises.

3. Base Rent Abatement with Respect to Expansion Space;. Landlord and Tenant agree that Tenant shall not be obligated to commence the payment of Base Rent with respect to the Expansion Space until July 1, 2005. Tenant shall be responsible for the payment of all other sums and additional rental payable under the Lease with respect to the Expansion Space, including Operating Expenses, beginning on the Expansion Space Effective Date.

4. Tenant’s Share. Beginning on the Expansion Space Effective Date, Tenant’s Share shall be 54.75%.

5. Construction Work; Construction Allowance. The obligations of Landlord and Tenant with respect to the leasehold improvements to the Expansion Space are set forth in Exhibit “B-1” attached hereto and by this reference made a part hereof. Landlord agrees to provide a construction allowance to Tenant for the construction of the Expansion Space (the “Expansion Space Allowance”) in an amount equal to Twenty-Five Dollars ($25.00) per rentable square foot contained in the Expansion Space multiplied by a fraction, the numerator of which is the number of months (prorated for partial months as necessary) between the Expansion Space Effective Date and November 30, 2009, and the denominator of which is sixty-five (65).

6. Right to Expand. The Right to Expand described in Section D-5 set forth on Exhibit “D” attached to the Lease is of no further force or effect.

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7. Brokers. The parties hereto acknowledge that in this transaction, Newmark Southern Region has acted as agent for Tenant and Commercial Jacksonville has acted as agent for Landlord, and any commissions due such brokers shall be determined in accordance within written commission agreements between Landlord and such brokers. Each party represents and warrants to the other party that, other than as stated herein, neither party has employed or dealt with any broker, agent or finder in the negotiations of this Amendment and each party shall indemnify and hold the other party harmless from and against any liability, claim, damage, cost or expense in the event of the inaccuracy of such representation and warranties. This provision shall survive the expiration or earlier termination of the Lease.

8. Miscellaneous. Landlord and Tenant confirm that the Lease, as hereby modified, is in full force and effect. Tenant hereby ratifies and confirms the Lease and agrees to be bound thereby. To the extent that any of the provisions of this Amendment conflict with the provisions of the Lease, the provisions of this Amendment shall govern and control. Except where the context otherwise requires, all references in this Amendment to the Lease shall be deemed to include the Lease as modified by this Amendment. The Lease, as modified this Amendment, constitutes the complete agreement of the parties hereto, and shall supersede any prior written or oral representations or discussions between the parties. All capitalized terms used in this Amendment, unless otherwise specifically defined to the contrary herein, shall have the same meanings ascribed to them in the Lease.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

LANDLORD:

FUND IV AND FUND V ASSOCIATES,
a Georgia joint venture

By:	Wells Real Estate Fund IV, L.P.,
a Georgia limited partnership, as venturer

	By:	Wells Partners, L.P.,
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

By:
Name:
Title:

(CORPORATE SEAL)

By:	Wells Real Estate Fund V, L.P.,
a Georgia limited partnership,
as venturer

	By:	Wells Partners, L.P.,
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

By:
Name:
Title:

(CORPORATE SEAL)

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TENANT:

ADP, INC.

By:
James B. Benson, President

(CORPORATE SEAL)

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EXHIBIT “A-4”

FLOOR PLAN - EXPANSION SPACE

A-4

EXHIBIT “B-1”

WORK LETTER

(Expansion Space)

This Work Letter (“Agreement”) is made this      day of May, 2005, by and between FUND IV AND FUND V ASSOCIATES, a Georgia joint venture (hereinafter called “Landlord”), and ADP, INC a Delaware corporation (hereinafter called “Tenant”).

Landlord and Tenant hereby covenant and agree as follows (all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the First Amendment to Lease Agreement dated of even date herewith executed by Landlord and Tenant):

ARTICLE I

WORK

Except as otherwise specifically provided, Landlord shall furnish, install and/or perform in the premises the following items of work (hereinafter “Work”) pursuant to the provisions of this Agreement: All Leasehold Improvements shown in Tenant’s Plans (as defined in Article II hereof) costing up to an amount not exceeding in the aggregate the Expansion Space Allowance, provided that Building Standard Tenant Materials are contained in “Tenant’s Plans.” “Building Standard Tenant Materials” shall mean the materials Landlord has chosen to be utilized in Tenant spaces, including the materials described in Schedule “B-2” attached hereto and made a part hereof or materials of comparable quality substituted therefor by Landlord. Landlord shall install the Building Standard Tenant Materials according to the Construction Documents (as hereinafter defined) at Tenant’s expense. Alterations, relocation or substitution of Building Standard Tenant Materials may exceed the Expansion Space Allowance.

ARTICLE II

TENANT’S PLANS

1. Landlord, through Ware Malcomb (the “Architect”) and Barrett Woodyard & Associates (the “Engineer”), shall prepare complete plans and specifications (“Tenant’s Plans”) for Work relating to the Expansion Space as follows:

(a) Detailed architectural drawings and specifications of Tenant’s partition plan, partition types, reflected ceiling plan, power, communications, and telephone plan (location of data and telephone outlets with pull boxes only), electrical outlets, finish plan, millwork construction drawings, elevations, construction details and sections; and

(b) Mechanical, electrical, plumbing and lighting plans and specifications where necessary for installation and connection to Building Systems.

2. Landlord and Tenant hereby agree that time is of the essence, and the following procedure and schedule shall be adhered to with respect to the design and development of final construction documents (“Construction Documents”) and the construction of Work:

(a) Provided Tenant has timely supplied all necessary information to Landlord, Architect and Engineer shall prepare and deliver to Landlord and Tenant copies of Tenant’s Plans based upon all information previously provided and approved by Tenant;

(b) Landlord and Tenant shall thereafter promptly review Tenant’s Plans. Landlord shall have the right to approve or reject such plans in its sole discretion and shall notify Tenant in sufficient detail as to why Landlord is rejecting any of the proposed Tenant’s Plans. Tenant shall sign off on the proposed Tenant’s Plans or reject and modify the proposed Tenant’s Plans, prepared in accordance with Subsection (a) above within five (5) business days after receipt of such Tenant’s Plans by Architect and Engineer. The approved Tenant’s Plans are to be initialed by Landlord and Tenant and attached to this Expansion Space Work Letter as Schedule “D-3.”

(c) Landlord shall obtain bids from at least three (3) general contractors for the performance of the Work, which general contractors shall be mutually acceptable to Landlord and Tenant;

(d) Following the approval of Tenant’s Plans, the Construction Documents shall be prepared from such Tenant’s Plans by Architect and Engineer, and the Construction Documents shall be sent out for bid by the approved general contractors. Upon the approval of Tenant of the winning bid and the pricing associated with the same (the “Tenant Improvement Budget”), a contract for construction shall be awarded by Landlord to a bidder with a price and construction schedule reasonably acceptable to Landlord and Tenant. Tenant shall be required to review, approve and initial the complete Construction Documents prior the Landlord commencing construction. Construction shall be commenced and diligently pursued to completion in accordance with such construction schedule. Upon prior notice to Tenant, Landlord reserves the right to make reasonable substitutions of equal or better quality and value for Building Standard Materials in the event of unavailability of materials or altered field conditions;

(e) “Substantial Completion” (i.e., the date upon which Work is substantially completed, except for punch list items, in accordance with the Construction Documents) will occur in compliance with the project schedule submitted by Landlord and approved by Tenant;

(f) Items shown on a punch list to be prepared by Tenant, Architect and Engineer at Substantial Completion will then be completed, and Landlord shall thereafter obtain a Temporary Certificate of Occupancy, if necessary, and a permanent Certificate of Occupancy for the Expansion Space, as required, as promptly as possible; and

(g) Any unused portion of the Expansion Space Allowance not exceeding $8.00 per rentable square foot of the Expansion Space may be applied to Rent or otherwise used by Tenant’s in its sole discretion.

3. The contractor selected though the bidding process shall construct the Leasehold Improvements to the Expansion Space in accordance with the Construction Documents which have been approved by the parties.

4. Tenant agrees that it shall look solely to Architect and Engineer with respect to the adequacy, correctness or sufficiency of Tenant’s Plans or compliance thereof with any applicable laws, codes, regulations or ordinances of any applicable governmental authority, or otherwise, and that Landlord’s review or approval of Tenant’s Plans shall not constitute a representation, guaranty or warranty with respect to Tenant’s Plans.

5. Tenant’s Plans shall be filed by the Architect, Engineer or contractor, at Landlord’s sole cost and expense, as shall be required by law and approved by all governmental authorities having jurisdiction thereof. Any and all permits which may be required shall be procured by Architect or Engineer as part of the Expansion Space Allowance. Tenant and Tenant’s architect and designers, if any, shall cooperate with Landlord in obtaining any such approvals and permits without delay.

6. Any changes required by any governmental authority, agency or department affecting the construction of any Work or any Additional Work (as defined below) to be performed therein shall not be deemed to be a violation of Tenant’s Plans or any provision of this Work agreement and shall be accepted and paid for by Tenant to the extent the costs of the same exceed the Expansion Space Allowance.

ARTICLE III

ALLOWANCE; ADDITIONAL WORK

1. The Expansion Space has previously been improved for occupancy by another tenant and is being delivered to Tenant in its “as is” condition. Tenant acknowledges and agrees that, except as expressly set forth herein, neither Landlord nor its representatives have made any representations, warranties or inducements to Tenant with respect to the current condition of the Expansion Space or the improvements therein.

2. Landlord shall bear the cost of the design and preparation of Tenant’s Plans and the execution of the Work up to the maximum total defined as the Expansion Space Allowance. Tenant shall bear the expense of any and all costs associated with the Work in excess of the Expansion Space Allowance. All work shown in Tenant’s Plans costing in excess of the Expansion Space Allowance shall be deemed to be Additional Work (“Additional Work”), and Tenant shall pay Landlord for the actual cost thereof as provided in Article XI below. All revised or additional Tenant’s Plans are subject to Landlord’s review and written approval, such approval not to be unreasonably withheld or delayed. Should any revisions or additions to the original Tenant’s Plans result in a delay of Substantial Completion (hereinafter defined) of the Expansion Space, Tenant agrees that such shall constitute a Tenant Delay (hereinafter defined).

3. Tenant shall pay Landlord’s Construction Manager its direct, out-of-pocket costs for designing, furnishing, installing and/or constructing Tenant’s Plans (as they may be modified). “Change Order(s)” shall mean any alteration, substitution, addition or change to or in Tenant’s Plans or construction Documents requested by Tenant after the same has been consented to by Landlord.

4. Should Tenant modify Tenant’s Plans or the Construction Documents subsequent to their approval by Landlord and Tenant, and such modifications increase the cost of Work to the extent such cost exceeds the Expansion Space Allowance, then Tenant shall be solely responsible for such cost increase.

5. If any items of Additional Work shall entail the ordering and/or purchase by Landlord of unusual or specialty materials or products involving, in Landlord’s sole judgment, material cost, Landlord may require Tenant to pay to Landlord with five (5) days of Landlord’s request therefor before proceeding to purchase or order same (which request may be contained in Landlord’s estimate of the cost thereof furnished to Tenant) a deposit (but only if the cost of the same results in costs in excess of the Expansion Space Allowance), on account of the cost of such Additional Work, as shall be determined by Landlord in its sole discretion. Tenant shall have the right to purchase any necessary materials directly from its own vendors without any markup by Landlord or its contractor.

6. If, in Landlord’s reasonable judgment, any items of Additional Work shall involve ordering of materials or products which must be specially fabricated to order and thus will materially delay the performance of Work, then Landlord may require Tenant to agree on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Work in absence of the necessity of performing the Additional Work occasioning such material delay). If the parties cannot agree upon a fixed Commencement Date, then Landlord shall have the right to decline to perform such Additional work, and Tenant shall be responsible for the performance thereof (subject to the terms of this Lease) after the completion of Work and any other Additional Work not objected to by Landlord.

ARTICLE IV

PAYMENT

Landlord will provide the Expansion Space Allowance to Tenant upon the terms and conditions described in Article XI below.

ARTICLE V

APPROVALS; AUTHORIZATIONS; TENANT’S AUTHORIZED AGENT(S)

1. The approval by Tenant of Tenant’s Plans shall be deemed authorization by Tenant for Landlord to proceed with the performance of Work and any Additional Work and shall be deemed approval by Tenant of Landlord’s cost estimate for the work.

2. Any approvals required to be given by Tenant shall be deemed given unless within five (5) days after request is made therefor, notice of disapproval is given. Any architect or designer acting for or on behalf of Tenant shall be deemed an agent of Tenant duly authorized to bind and act for Tenant in all respects.

ARTICLE VI

NO CHANGES IN TENANT’S PLANS

No change(s) may be made by Tenant in any of Tenant’s Plans which, in Landlord’s reasonable opinion, will cause any additional cost or expense to Landlord unless Tenant shall specifically agree to pay Landlord’s reasonable costs incurred as a result of any such changes(s) and to be responsible for any delay in the completion of Work. In no event may any changes be made to any of Tenant’s Plans (or to any Work or Additional Work performed in the Expansion Space) after Landlord shall have sent to Tenant written notice of the anticipated date of Substantial Completion of Work.

ARTICLE VII

TENANT DELAY; LANDLORD DELAY;

ADVANCEMENT OF COMMENCEMENT DATE

If there is a delay in the Substantial Completion of Work, or any portion thereof, due to any act or omission of Tenant, its contractors, subcontractors, architects, space designers, movers, consultants, agents or employees, including, without limitation, delays due to failure by Tenant, in a timely manner, to deliver Tenant’s Plans, Tenant’s making changes in Tenant’s Plans or in Work, delays by Tenant in submission of information, approving working drawings or cost estimates or giving authorizations or approvals, requests for other than Building Standard Materials, or delays resulting from the fact that portions of Work must be scheduled after the completion of certain items of Tenant’s Installations (hereinafter defined) (any of the foregoing being called a “Tenant Delay”), then the Expansion Space, or such portion thereof, shall be deemed Substantially Completed on the date the premises or such portion thereof would have been available for occupancy but for the duration of any such aforementioned Tenant Delay, even though work to be done by Landlord has not been commenced or completed. The parties recognize that a Tenant Delay may be aggravated or extended by a strike, materials or labor shortage, or loss of time due to construction scheduling changes occasioned by such Tenant Delay or other unavoidable delays, any or all of which would not have adversely affected the timely completion of Work in the absence of such Tenant Delay, and agree that the duration of Tenant Delay should include all delays resulting from such other causes, notwithstanding that as a result thereof, the Tenant Delay in question may substantially exceed, in duration, the length of time during which the act or omission of Tenant or its agents, employees or contractors causing such Tenant’s Delay may have occurred or continued.

If there is a delay (a “Landlord Delay”) in the in the Substantial Completion of Work that is not a Tenant Delay and is not due to a strike, materials or labor shortage or other unavoidable delays outside the control of Landlord, Tenant shall receive one (1) additional day of rental concession for each additional day of such delay. In the event the Expansion Space has not been delivered to Tenant due to a Landlord Delay on or before the date three (3) months after the Commencement Date, the Tenant will have the right to terminate the Lease by delivering thirty (30) days written notice to Landlord. If Tenant fails to deliver such written notice within such thirty (30) day period, such right to terminate will be no longer of any force or effect.

ARTICLE VIII

TENANT’S INSTALLATIONS

In the event Tenant shall desire to make any installations in the Expansion Space (“Tenant’s Installations”) which are not to be made by Landlord for Tenant, the following shall apply:

1. On condition that such Tenant’s Installations will not require any structural change, and further provided that all Work and Additional Work required to be made by Landlord therein shall have reached a point with respect to which, in Landlord’s sole judgment, exercised in good faith, the making of Tenant’s Installations will not delay or hamper Landlord in the completion of Work or any Additional Work, Tenant may enter the Expansion Space for the purpose of making Tenant’s Installations, subject, however, to the applicable provisions of the Lease. In addition to the insurance requirements set forth in the Lease, Tenant shall provide whatever insurance coverage and certificates as are required by Landlord’s Construction Manager in connection with work to be done by Tenant’s contractors and subcontractors, including, but not limited to, naming Landlord and the Construction Manager as Additional Insureds.

2. Prior to the Commencement Date, any entry by Tenant in or on the Expansion Space shall be at Tenant’s sole risk and shall be subject to all of terms, covenants and the provisions of the Lease. Tenant’s Installations shall be completed free of all liens and encumbrances (copies of releases supplied to Landlord at Landlord’s request without delay.)

3. Prior to soliciting bids from any contractor(s) for performance of any work or installation of any materials or equipment that Tenant may desire to have performed or installed in the Expansion Space, Tenant shall first submit to Landlord, for its approval or disapproval, the names of any such contractor(s) and Tenant shall only obtain bids and enter into contracts (for work or materials or equipment to be installed in the Expansion Space) with contractor(s) first approved, in writing, by Landlord. Tenant agrees that in performing any work, the labor employed by Tenant or anyone performing such work for or on behalf of Tenant shall always be harmonious and compatible with the labor employed by Landlord and/or any contractors or subcontractors of Landlord. Should such labor, in Landlord’s sole opinion, be incompatible, Landlord may require Tenant to withdraw from the Expansion Space immediately until Tenant takes possession of the Expansion Space.

4. In the event Tenant or any agent, visitor, guest, employee, subcontractor or contractor of Tenant (“Persons Under Tenant’s Control”) shall enter upon the Expansion Space or any other part of the Building, Tenant agrees to indemnify and save Landlord free and harmless from and against any and all claims whatsoever arising out of said entry or any work performed by such Persons Under Tenant’s Control. Persons Under Tenant’s Control shall comply with the special rules, regulations and requirements of Building management for the performance of work (including, without limitation, the requirement that Tenant maintain workers’ compensation, public liability and property insurance coverages as Landlord may reasonably require). Persons Under Tenant’s Control shall coordinate their activities so as to avoid the intrusion into or disruption of the operation of the Building and the business operation of other tenants.

5. As a condition of Landlord’s permitting Tenant to make any of Tenant’s Installations in the Expansion Space, Landlord may require that Tenant agree with Landlord on a fixed Commencement Date of this Lease (allowing a reasonable time for the performance of Work). If the parties cannot agree upon a fixed Commencement Date, then Landlord may refuse permission for Tenant to perform Tenant’s Installations prior to the occurrence of the Commencement Date.

6. Only Landlord’s contractors shall be permitted to do any work on the Building Systems.

ARTICLE IX

SUBSTANTIAL COMPLETION

Substantially Completed and Substantial Completion shall have occurred upon the following: (1) Work shall have been completed in substantial compliance with the Construction Documents, except for punch list items and Tenant’s Work, and otherwise sufficient so that Architect can execute the most recently published version of AIA form G704, titled “Certificate of Substantial Completion,” or (2) Landlord shall have obtained a certificate of occupancy or other evidence reasonably satisfactory to Tenant that upon completion of Tenant’s Work, a certificate of occupancy will be issued, permitting the lawful use of the Expansion Space; provided, however, that to the extent compliance with the conditions set forth above would have occurred but for Tenant Delay, then compliance with such conditions shall be deemed to have occurred on the date it would have occurred but for the Tenant Delay.

ARTICLE X

DESIGNATION OF REPRESENTATIVES

Landlord hereby designates Mike Watson, Landlord’s Construction Manager to act as its authorized representative on this Work Agreement. Any response from such person under this Work Agreement shall be the response of Landlord. Tenant hereby designates Gary Sorber and any ADP project manager assigned by Gary Sober to act as its authorized representative on this Work Agreement. Any response from such Person under this Work Agreement shall be the response of Tenant.

ARTICLE XI

BUILDING ALLOWANCE AND TENANT FINISHES

Tenant and Landlord agree that all costs of the Work and Additional Work in excess of the Expansion Space Allowance which are requested by Tenant and approved by Landlord shall be paid by Tenant to Landlord as follows: twenty-five (25%) percent of Tenant’s estimated costs prior to the commencement of the Work, fifty percent (50%) of Tenant’s estimated costs within twenty (20) business days of Landlord’s notice that fifty percent (50%) of the Work is complete and the balance of actual costs upon substantial completion and prior to occupancy. The amount due for each installment shall be set forth in a written invoice from Landlord. Should Tenant fail to pay for such excess costs when due as herein provided, such amount due shall accrue interest at the rate of one and one-half (1-1/2%) percent per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate – 18%) and the failure to pay such amount when due shall be a default, subject to the provisions of Section 26 of the Lease.

IN WITNESS WHEREOF, this Work Agreement has been executed as of the day and year first above written.

LANDLORD:

FUND IV AND FUND V ASSOCIATES,
a Georgia joint venture

By:	Wells Real Estate Fund IV, L.P.,
a Georgia limited partnership,
as venturer

	By:	Wells Partners, L.P.,
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

By:
Name:
Title:

(CORPORATE SEAL)

By:	Wells Real Estate Fund V, L.P.,
a Georgia limited partnership,
as venturer

	By:	Wells Partners, L.P.,
a Georgia limited partnership,
general partner

		By:	Wells Capital, Inc.
a Georgia corporation,
general partner

By:
Name:
Title:

(CORPORATE SEAL)

TENANT:

ADP, INC.

By:
James B. Benson, President

(CORPORATE SEAL)